UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
NATIONAL CINEMEDIA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

SECOND SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
OF NATIONAL CINEMEDIA, INC.
TO BE HELD ON NOVEMBER 2, 2023
The following communication was sent by National CineMedia, Inc. (the “Company”) to certain of its stockholders of record beginning on October 24, 2023, who had not voted their shares according to the records of the Company, regarding the Company’s Annual Meeting of Stockholders.
October 24, 2023
Dear Stockholder,
You recently received proxy materials relating to proposals to be voted on at National CineMedia, Inc.’s Annual Meeting of Stockholders on November 2, 2023. You are receiving this reminder notice because you held shares in the Company on the record date and we have not received your vote. It is critical that your vote is received in time, so please authorize a proxy to your shares as soon as possible. You can quickly vote by following the direction on the enclosed proxy card, or by contacting Georgeson LLC, our proxy solicitor, at 1-866-203-9357
The Company’s stockholders are being asked to approve five proposals at the Annual Meeting as described further in the Company’s Definitive Proxy Statement. The proposals are:
1.To elect the nine nominees named in the Definitive Proxy Statement, each to serve until the Company’s next Annual Meeting or until their respective successors are duly elected or qualified;
2.To approve, on an advisory basis, our executive compensation;
3.To consider an advisory vote on the frequency of future executive compensation advisory votes;
4.To approve an increase in the number of shares available under the 2020 Omnibus Incentive Plan; and
5.To ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 28, 2023.
Your vote is important, no matter how large or small your holdings may be. We urge you to vote “FOR” each director nominee, “FOR” proposals 2, 4, and 5, and “Every ONE YEAR” on proposal 3. For proposal 1, each director will be elected by a plurality of votes cast, approval of proposals 2, 4, and 5 requires a majority of votes present and entitled to vote, and approval of proposal 3 is based on the frequency that receives the greatest number of votes.
VOTING NOW HELPS LOWER OVERALL PROXY COSTS AND ELIMINATES
FUTURE MAILINGS AND PHONE CALLS
Please vote using your enclosed proxy card. If you have questions or need assistance in voting your shares, please call our Proxy Solicitor, Georgeson LLC at 1-866-203-9357
Thank you for voting.
Sincerely yours,
National CineMedia, Inc.
If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote. If you would like to change or revoke your prior vote, please refer to page 3 in the Proxy Statement for instructions on how to do so.